UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Prospect Street, Suite 525, La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INMB	The NASDAQ Stock Market LLC

Item 1.01	Entry Into a Material Definitive Agreement

On July 16, 2020, INmune Bio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC, as representative of the underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 2,173,914 shares of its common stock, par value $0.001 per share (the “Shares”), to the Underwriters (the “Offering”). The public offering price is $10.00 per Share, and the Underwriters have agreed to purchase the Shares pursuant to the Underwriting Agreement at a price of $9.40 per Share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an over-allotment option to purchase up to an additional 326,086 shares of its common stock.

The Company estimates that net proceeds from the Offering will be approximately $20 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, and assuming no exercise of the Underwriters’ over-allotment option. The Company expects to use the net proceeds from the Offering for general corporate purposes, including to support research and development, including clinical trials. The Offering is expected to close on July 20, 2020, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-237368) that was filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2020 and became effective on April 2, 2020 (the “Registration Statement”). The Offering is being made only by means of a prospectus supplement and accompanying base prospectus that form part of the Registration Statement. A preliminary prospectus supplement, dated July 15, 2020, together with the accompanying prospectus dated April 2, 2020, relating to and describing the terms of the Offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying base prospectus will be filed with the SEC and, when so filed, will also be available on the SEC’s website set forth above.

A copy of the opinion of Sichenzia Ross Ference LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01. Other Events.

On July 16, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 16, 2020, by and between INmune Bio, Inc. and BTIG, Inc., as representative of the underwriters named therein
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1)
99.1	Press Release dated July 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2020	INMUNE BIO INC.

	By:	/s/ David Moss
David Moss
Chief Financial Officer

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